UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2014 (December 23, 2014)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
Item 9.01 Financial Statements and Exhibits.	3

SIGNATURES	4
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company and Donald W. Slager, Chief Executive Officer and President, have amended Mr. Slager’s employment agreement with the Company effective December 23, 2014.
The amendment provides that:

•	If Mr. Slager dies, his estate will no longer receive a cash payment of three times base salary, and all unvested stock options, restricted stock and restricted stock units will terminate.

•
If Mr. Slager retires, any performance shares or performance units he may receive will immediately vest, with the shares or units to pay out if and when the Company would have been required to pay him if he had not retired.

•
Mr. Slager will make himself reasonably available to assist his successor with any transition or other services as the Board may reasonably request from his retirement date through the last day of the latest ending performance period under which a performance share or performance unit is payable.

The above summary of the amendment is not complete and is qualified in its entirety by reference to the terms of the amendment, a copy of which is filed as Exhibit 10.1 and is incorporated in this Report by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the Employment Agreement, dated December 23, 2014, by and between Donald W. Slager and Republic Services, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.
Date: December 24, 2014	By:	/s/ W. T. Eggleston, Jr.
W. T. Eggleston, Jr.
Vice President and Deputy General Counsel

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